UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 3, 2010

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (208) 665-2002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

    On December 4, 2009 Metalline Mining Company (“Metalline”) filed a current report on Form 8-K reporting that it entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”).  Pursuant to the Agreement certain Metalline officers and directors agreed to enter into a voting agreement to attend the upcoming meeting of Metalline stockholders and vote their shares of Metalline common stock in favor of the proposal to effect the transaction described in the Agreement (each a “Voting Agreement”).

    On December 29, 2009 Metalline filed a current report on Form 8-K reporting, among other things, that Metalline’s Board of Directors adopted the 2010 Stock Option and Stock Bonus Plan (the “Plan”).

    This Form 8-K is being filed solely to file the Agreement, the form of Voting Agreement and the Plan as exhibits, as to date each has not yet been filed with any report filed by Metalline with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.1           Agreement and Plan of Merger and Reorganization dated December 4, 2009.

10.2           Form of Voting Agreement.

10.3           2010 Stock Option and Stock Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)
Date: February 3, 2010	/s/ Merlin Bingham
Name: Merlin Bingham
Title: President